Exhibit 99.2

Sundance Energy – Emergence Press Release

Sundance Energy Successfully Deleverages Balance Sheet, Emerges from Chapter 11 Process Focused on Core Development Strategy

Emerges from Chapter 11 Process Having Eliminated Over $250 Million of Funded Debt Obligations

Company Now a Private Entity Under New Ownership and Guided by a New Board of Directors

DENVER, April 23, 2021 (Globe Newswire) -- Sundance Energy Inc. and its affiliates (“Sundance” or the “Company”), an onshore independent oil and natural gas company focused on the development of large, repeatable resource plays in North America, today announced that it has successfully completed its financial restructuring and implemented its prepackaged plan of reorganization (the “Prepackaged Plan”), which was confirmed by the U.S. Bankruptcy Court for the Southern District of Texas on April 19, 2021. Sundance has emerged from Chapter 11 protection in a strengthened financial position having eliminated over $250 million of funded debt obligations. Unsecured trade creditors will be paid in full in accordance with the Prepackaged Plan.

“Today, I’m proud to say that we’ve emerged from our financial restructuring process having strengthened our financial structure by significantly deleveraging our balance sheet and positioning our business for sustained future success. With this stronger financial foundation, along with the support of our new ownership and Board of Directors, we look forward to an exciting new chapter for Sundance Energy,” said Eric McCrady, Sundance’s Chief Executive Officer. “I am confident that Sundance and our entire team is well equipped to focus on our core competencies while navigating volatility in the market price of crude oil and natural gas.”

In accordance with the Prepackaged Plan, Sundance has emerged as a privately-held company and all prior existing equity interests have been cancelled. The Company has emerged with a new Board of Directors that will consist of four members including:

•	David Lazarus, Morgan Stanley, Managing Director, Fixed Income;

•	Owen Hill, Ares Management, Managing Director, Credit Group;

•	Dan Vogel, Apollo Global Management, Managing Director, Corporate Credit, Energy & Infrastructure Vertical Lead; and

•	Damon Putman, Angelo Gordon, Managing Director, Energy Group

At emergence, the Company’s recapitalized balance sheet includes (i) $137.5 million of funded indebtedness comprising a senior secured reserve-based revolving credit facility and a senior secured second out term loan and (ii) new common equity interests issued in exchange for certain funded debt claims, subject to dilution by new common equity interests granted under a new management incentive plan.

Additional information and court filings on the transaction consummated in connection with the Company’s emergence from the Chapter 11 process are available at https://cases.primeclerk.com/sundanceenergy.

Sundance was represented in this matter by Latham & Watkins LLP, Hunton Andrews Kurth LLP, Miller Buckfire & Co., LLC, and FTI Consulting Inc.

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About Sundance Energy Inc.

Sundance Energy Inc. is an independent energy exploration and production company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford. A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated with general economic and business conditions, including the continued impact of the COVID-19 pandemic. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s 10-K filing for the fiscal year ended December 31, 2020, as may be amended, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

Cathy Anderson

Executive Vice President, Chief Financial Officer & Treasurer

Tel: (303) 407-0471

Email: canderson@sundanceenergy.net

For media inquiries, please contact:

FTI Consulting

Angelo Thalassinos

SundanceEnergyMedia@fticonsulting.com